EXHIBIT 99.1

FOR  IMMEDIATE  RELEASE


                    CONCURRENT COMPUTER CORPORATION ANNOUNCES
              FOURTH QUARTER AND FISCAL YEAR 2004 FINANCIAL RESULTS

     - VOD Solution Serves 16.6 Million Basic Subscribers in North America -
    - ISD Receives Orders for More Than 480 Real-Time Linux(R)-Based iHawk(TM)
                                    Systems -

ATLANTA, GEORGIA, AUGUST 12, 2004 - Concurrent Computer Corporation (NASDAQ:
CCUR) today reported results for its fourth quarter and fiscal year ended June 30, 2004.

For fiscal 2004, Video-On-Demand (VOD) revenue from the company's VOD Division totaled $46.1 million compared to $38.6 million in the prior year, an increase of 20%. In the fiscal fourth quarter of 2004, VOD revenue totaled $7.9 million compared to $7.0 million in the same quarter of the prior year, an increase of 14%.

Revenue from the company's Integrated Solutions Division (ISD) totaled $33.1 million in fiscal year 2004 compared to $36.9 million in fiscal year 2003, a decrease of 10%. In the fiscal fourth quarter of 2004, revenue from the Integrated Solutions Division totaled $6.2 million compared to $8.6 million in the same quarter of the prior year, a decrease of 28%.

Company-wide revenue for fiscal year 2004 totaled $79.2 million compared to $75.5 million in fiscal year 2003, an increase of 5%. In the fiscal fourth quarter of 2004, company-wide revenue totaled $14.1 million compared to $15.5 million in the same quarter of the prior year, a decrease of 9%.

For fiscal year 2004, the company reported a net loss of $5.7 million or ($0.09) per fully diluted share compared to a net loss of $24.6 million or ($0.40) per fully diluted share for fiscal year 2003. In the fiscal fourth quarter of 2004, the net loss was $7.5 million or ($0.12) per fully diluted share compared to a net loss of $6.2 million or ($.10) per fully diluted share in the same quarter of the prior year.

The company's cash and cash equivalents balance at June 30, 2004 was $27.9 million and the company had no bank debt.

"Both divisions' performance for the quarter and the fiscal year was less than expectations. Setting the appropriate expectations has been challenging given both the economic and market conditions that we have experienced," said Gary Trimm, Concurrent president and chief executive officer. He continued, "I am, however, encouraged by our advances in both the high-speed computing and VOD markets, and in the increasing level of international VOD activity as evidenced by several recent wins in the far-east. We anticipate being able to announce them over the next several weeks."

In the quarter, Concurrent added seven new VOD system deployments for a total of
87. These commercial VOD system deployments are with many of the largest cable network operators in North America, with 62 deployments on the Motorola digital platform and 25 deployments on the Scientific-Atlanta digital platform. Concurrent's VOD customers include Bright House Networks, Charter, Cogeco, Comcast, Cox, Mediacom, Time Warner Cable, Videotron and others. At June 30, 2004, these cable operators had purchased video stream capacity from Concurrent of 548 thousand commercial streams for their base of 16.6 million basic subscribers, of which over 5.5 million are digital subscribers.

Within the quarter, the Integrated Solutions Division received orders for over 480 commercial-off-the-shelf, real-time Linux(R)-based iHawk(TM) systems from multiple customers in Germany and France. Applications for these systems include air traffic control, hardware-in-the-loop and music research simulation.

The company also announced two changes to its board of directors effective immediately. Gary Trimm, Concurrent president and chief executive officer appointed in July 2004, has been elected to the board of directors. Additionally, Bruce N. Hawthorne has elected to resign from its board of directors. Mr. Hawthorne served as a director since February 2000 and has served on the compensation, nominating and executive committees at various times. The board has initiated a search for Mr. Hawthorne's replacement. His resignation is prompted by his appointment as executive vice president, secretary and general counsel at Electronic Data Systems Corporation.

Steve Nussrallah, Concurrent's chairman of the board stated, "Since joining Concurrent, Mr. Hawthorne has provided valuable advisory leadership during key junctures in our business. Particularly, his leadership in incorporating best-in-class corporate governance practices will benefit the Board and Concurrent's shareholders in the years to come." He added, "Concurrent's board and executive management team wish Bruce the very best as he embarks on his new role as executive vice president, secretary and general counsel at EDS."

As previously announced, Concurrent Computer Corporation will hold a conference call to discuss its fourth quarter and fiscal 2004 results on August 13, 2004 at 10:00 a.m. E.T., which will be broadcast live over the Internet on the company's web page at www.ccur.com, Investor Relations page.
               ------------

ABOUT CONCURRENT

Concurrent  Computer  Corporation  (www.ccur.com)  is  a  worldwide  leader  in
                                    ------------
providing digital VOD systems to the broadband industry and real-time computer systems for industry and government. Concurrent's VOD systems are utilized within the broadband cable, DSL, and IP-based markets. Within the digital cable market, Concurrent is a recognized leader, currently serving nine of the largest network operators in 87 markets, surpassing 16.6 million basic subscribers and
5.5 million digital subscribers. Concurrent's proven technology provides a flexible, comprehensive, robust solution for HFC, DSL, and IP-based networks. The company's powerful and scalable VOD systems are based on open standards and are integrated with the leading broadband technologies. Concurrent is also a leading provider of high-performance, real-time computer systems, solutions, and software that focus on hardware-in-the-loop and man-in-the-loop simulation, data acquisition, and industrial control systems for commercial and government markets. Concurrent has nearly four decades of experience in real-time technology and provides its best of breed solutions through offices in North America, Europe, Asia, and Australia.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. When used or incorporated by reference in this release, the words "believes," "expects," "estimates," "anticipates," and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied; availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the limited operating history of our video-on-demand segment; the concentration of our customers; failure to effectively manage growth; delays in testing and introductions of new products; rapid technology changes; demand shifts from high-priced, proprietary real-time systems to low-priced, open server systems; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate and predatory pricing pressures; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new products in both the VOD and ISD divisions; the success of our new initiative in our CFSI subsidiary to penetrate opportunities with the U.S. government; the availability of Linux software in light of issues raised by SCO group; capital spending patterns by a limited customer base; and contract obligations that could impact revenue recognition.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on September 18, 2003 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

                                     # # #
Note to Editors: For additional company or product information from Concurrent, please contact Concurrent, 4375 River Green Parkway, Suite 100, Duluth, GA
30096. Call toll free in the U.S. and Canada at (877) 978-7363, fax (678) 258-4199. Readers can also access information through the company's Web site at www.ccur.com.

Concurrent Computer Corporation, iHawk and its logo are registered and unregistered trademarks of Concurrent Computer Corporation. All other product names are trademarks or registered trademarks of their respective owners.

                         CONCURRENT COMPUTER CORPORATION
                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (IN THOUSANDS)

                                               JUNE 30,    MARCH 31,     JUNE 30,
                                                 2004         2004         2003
                                                          (UNAUDITED)
                                              ----------  ------------  ----------
ASSETS
   Cash and cash equivalents                  $  27,928   $    25,706   $  30,697
   Trade accounts receivable, net                10,192        21,478      10,371
   Inventories                                    9,617         8,342       7,174
   Prepaid expenses and other current assets      1,378         2,203       1,877
                                              ----------  ------------  ----------
      Total current assets                       49,115        57,729      50,119


   Property, plant and equipment, net            11,569        11,580      11,862
   Purchased developed computer software, net     1,013         1,061       1,203
   Goodwill                                      10,744        10,744      10,744
   Investment in minority owned company             553           553         553
   Other long-term assets, net                    1,548         3,450       3,358
                                              ----------  ------------  ----------

Total assets                                  $  74,542   $    85,117   $  77,839
                                              ==========  ============  ==========


LIABILITIES
   Accounts payable and accrued expenses      $  12,069   $    13,850   $  14,644
   Deferred revenue                              10,668         8,294       5,295
                                              ----------  ------------  ----------
      Total current liabilities                  22,737        22,144      19,939

   Long-term deferred revenue                     4,117         4,116       2,350
   Other long-term liabilities                    1,962        13,528      12,092

STOCKHOLDERS' EQUITY
   Common stock                                     628           630         623
   Additional paid-in capital                   174,338       174,468     174,396
   Unearned compensation                           (351)         (372)       (576)
   Treasury stock                                   (42)          (58)        (58)
   Retained earnings (deficit)                 (128,712)     (121,167)   (122,929)
   Accumulated other comprehensive loss            (135)       (8,172)     (7,998)
                                              ----------  ------------  ----------
      Total stockholders' equity                 45,726        45,329      43,458
                                              ----------  ------------  ----------

Total liabilities and stockholders' equity    $  74,542   $    85,117   $  77,839
                                              ==========  ============  ==========

                                         CONCURRENT COMPUTER CORPORATION
                                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                THREE MONTHS  ENDED JUNE 30,      TWELVE MONTHS ENDED JUNE 30,
                                             --------------------------------  ---------------------------------
                                                  2004             2003             2004              2003
                                              (Unaudited)      (Unaudited)
                                             --------------  ----------------  ---------------  ----------------
Revenues:
  Product:
    Real-time systems                        $       2,613   $         4,419   $       17,568   $        19,417
    Video-on-demand systems                          5,414             6,080           39,379            35,039
                                             --------------  ----------------  ---------------  ----------------
      Total product revenues                         8,027            10,499           56,947            54,456
  Service:
    Real-time systems                                3,570             4,142           15,566            17,474
    Video-on-demand systems                          2,499               889            6,722             3,523
                                             --------------  ----------------  ---------------  ----------------
      Total service revenues                         6,069             5,031           22,288            20,997
                                             --------------  ----------------  ---------------  ----------------
      Total revenues                                14,096            15,530           79,235            75,453

Cost of sales:
  Product:
    Real-time systems                                1,335             1,827            7,228             7,817
    Video-on-demand systems                          3,988             3,366           20,863            17,851
                                             --------------  ----------------  ---------------  ----------------
      Total product cost of sales                    5,323             5,193           28,091            25,668
  Service:
    Real-time systems                                2,028             2,567            8,521            10,402
    Video-on-demand systems                          1,288               744            3,901             2,960
                                             --------------  ----------------  ---------------  ----------------
      Total service cost of sales                    3,316             3,311           12,422            13,362
                                             --------------  ----------------  ---------------  ----------------
      Total cost of sales                            8,639             8,504           40,513            39,030
                                             --------------  ----------------  ---------------  ----------------

Gross margin                                         5,457             7,026           38,722            36,423

Operating expenses:
  Sales and marketing                                4,534             4,632           17,302            18,081
  Research and development                           5,536             4,760           20,000            18,775
  General and administrative                         3,071             2,417           10,071             9,393
  Restructuring charge                                   -             1,603                -             1,603
  Gain on liquidation of foreign subsidiary           (111)                -             (111)                -
                                             --------------  ----------------  ---------------  ----------------
      Total operating expenses                      13,030            13,412           47,262            47,852
                                             --------------  ----------------  ---------------  ----------------

Operating loss                                      (7,573)           (6,386)          (8,540)          (11,429)
Recovery (loss) of minority investment                  56               471            3,103           (12,951)
Other income                                           142               104              184               417
                                             --------------  ----------------  ---------------  ----------------
Loss before income taxes                            (7,375)           (5,811)          (5,253)          (23,963)

Provision for income taxes                             112               436              472               589
                                             --------------  ----------------  ---------------  ----------------

Net loss                                     $      (7,487)  $        (6,247)  $       (5,725)  $       (24,552)
                                             ==============  ================  ===============  ================



Basic net loss per share                     $       (0.12)  $         (0.10)  $        (0.09)  $         (0.40)
                                             ==============  ================  ===============  ================

Diluted net loss per share                   $       (0.12)  $         (0.10)  $        (0.09)  $         (0.40)
                                             ==============  ================  ===============  ================

Basic weighted average shares outstanding           62,616            62,079           62,392            61,944
                                             ==============  ================  ===============  ================

Diluted weighted average shares outstanding         62,616            62,079           62,392            61,944
                                             ==============  ================  ===============  ================

                                       CONCURRENT COMPUTER CORPORATION
                                                SEGMENT DATA
                                               (IN THOUSANDS)

                                                INTEGRATED SOLUTIONS DIVISION            VOD DIVISION
                                             -----------------------------------  --------------------------
                                                      THREE MONTHS ENDED              THREE MONTHS ENDED
                                             -----------------------------------  --------------------------
                                                 06/30/04           06/30/03        06/30/04      06/30/03
                                                (Unaudited)       (Unaudited)     (Unaudited)   (Unaudited)
                                             -----------------  ----------------  ------------  ------------
Revenues:
  Product                                    $          2,613   $         4,419   $     5,414   $     6,080
  Service                                               3,570             4,142         2,499           889
                                             -----------------  ----------------  ------------  ------------
    Total                                               6,183             8,561         7,913         6,969

Cost of sales:
  Product                                               1,335             1,827         3,988         3,366
  Service                                               2,028             2,567         1,288           744
                                             -----------------  ----------------  ------------  ------------
    Total                                               3,363             4,394         5,276         4,110
                                             -----------------  ----------------  ------------  ------------

Gross margin                                            2,820             4,167         2,637         2,859

Operating expenses
  Sales and marketing                                   2,113             1,998         2,421         2,634
  Research and development                              1,541             1,295         3,995         3,465
  General and administrative                            1,336             1,118         1,735         1,299
  Restructuring charge                                      -               993             -           610
  Gain on liquidation of foreign subsidiary              (111)                -             -             -
                                             -----------------  ----------------  ------------  ------------
    Total operating expenses                            4,879             5,404         8,151         8,008
                                             -----------------  ----------------  ------------  ------------

Operating loss                               $         (2,059)  $        (1,237)  $    (5,514)  $    (5,149)
                                             =================  ================  ============  ============

                                      CONCURRENT COMPUTER CORPORATION
                                                SEGMENT DATA
                                               (IN THOUSANDS)

                                               INTEGRATED SOLUTIONS DIVISION           VOD DIVISION
                                            -----------------------------------  --------------------------
                                                    TWELVE MONTHS ENDED             TWELVE MONTHS ENDED
                                            -----------------------------------  --------------------------
                                                06/30/04           06/30/03        06/30/04      06/30/03
                                               (Unaudited)       (Unaudited)     (Unaudited)   (Unaudited)
                                            -----------------  ----------------  ------------  ------------
Revenues:
  Product                                   $         17,568   $         19,417  $    39,379   $    35,039
  Service                                             15,566             17,474        6,722         3,523
                                            -----------------  ----------------  ------------  ------------
    Total                                             33,134             36,891       46,101        38,562

Cost of sales:
  Product                                              7,228              7,817       20,863        17,851
  Service                                              8,521             10,402        3,901         2,960
                                            -----------------  ----------------  ------------  ------------
    Total                                             15,749             18,219       24,764        20,811
                                            -----------------  ----------------  ------------  ------------

Gross margin                                          17,385             18,672       21,337        17,751

Operating expenses
  Sales and marketing                                  7,896              7,624        9,406        10,457
  Research and development                             5,892              5,343       14,108        13,432
  General and administrative                           4,544              4,187        5,527         5,206
  Restructuring charge                                     -                993            -           610
  Gain on liquidation of foreign subsidiary             (111)                 -            -             -
                                            -----------------  ----------------  ------------  ------------
    Total operating expenses                          18,221             18,147       29,041        29,705
                                            -----------------  ----------------  ------------  ------------

Operating income (loss)                     $           (836)  $            525  $    (7,704)  $   (11,954)
                                            =================  ================  ============  ============